UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐		If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

Olin Corporation (NYSE: OLN) announced that half of its Plaquemine, Louisiana chlor alkali facility has returned to operation, which has been down since April 2022, with the remainder expected to return to operations in early August 2022. Olin’s Freeport, Texas facility continues to operate at a reduced level of power generation with the expectation that a portion of the power generation will be restored in fourth quarter 2022. In May, Olin resumed integrated epoxy resin production at its Stade, Germany facility, which had been temporarily idled in March 2022.

Olin Corporation announced that it is temporarily curtailing epoxy and related upstream inputs production at its Freeport, Texas and Guaruja, Brazil facilities.

Olin Corporation also announced that it is temporarily curtailing a significant portion of its ethylene dichloride and related chlor alkali production at its Freeport, Texas facility.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
99.1	Press Release issued June 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Olin has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Dana O’Brien
	Name:	Dana O’Brien
	Title:	Senior Vice President, General Counsel and Secretary

Date: June 14, 2022